EXHIBIT 99.1

For Immediate Release

Issuer Direct Reports Fiscal Year 2011 Operating Results

MORRISVILLE, North Carolina, March 1, 2012 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTCBB: ISDR), a market leader and innovator of disclosure management solutions and cloud–based compliance technologies, today reported its operating results for the year ended December 31, 2011. Additionally, the Company anticipates filing its quarterly report with the Securities and Exchange Commission before market close today.

Highlights include:

●	Revenue for the fourth quarter increased by 46% when compared with the prior-year quarter.
●	Full year 2011 gross profit increased 36% from 2011 levels.
●	Non-GAAP net income rose 44% during 2011 when compared with previous year.
●	Cash and cash equivalents as of December 31, 2011 were 70% greater than a year earlier.

Financial Results

For the year ended December 31, 2011, Issuer Direct reported revenue of $3,228,099, compared with $3,860,513 in the year ended December 31, 2010.  Although revenue decreased during 2011, gross profit increased 36% to $1,836,132, or 56.9% of revenue, from $1,351,097, or 35.0% of revenue, in the year ended December 31, 2010.  Revenue during 2010 was inflated due to a large, non-recurring print job with low margins, whereas 2011 revenue was more reflective of revenue and margins from the Company’s core product and service offerings.

For the quarter ended December 31, 2011, the Company’s revenue increased 46% to $719,096, compared with $491,791 in the fourth quarter of 2010. The increase was primarily due to continued growth in the Company’s core compliance and disclosure reporting business.

For the year ended December 31, 2011, Issuer Direct reported a 25% increase in pretax income, which totaled $261,076 after expensing litigation charges of $206,263 related to a dispute with a former shareholder that has since been settled.  Pretax income in 2010 totaled $208,606.  The Company reported net income of $239,276, or $0.14 per share, after the above-mentioned litigation charges, compared with net income of $429,406, or $0.24 per share, in the year ended December 31, 2010.  Net income during 2010 was positively impacted by a deferred tax benefit of $220,800, which was recognized in the fourth quarter of 2010.  By contrast, the Company recorded a $21,800 income tax expense in 2011, reflecting the fact that operating loss carryforwards were fully utilized during the course of the most recent year.

"Overall, we were very satisfied with the Company’s operating metrics for the quarter and year ended December 31, 2011,” commented Brian R. Balbirnie, Chief Executive Officer of Issuer Direct Corporation.  “Our core compliance and disclosure reporting business continued to strengthen during 2011, with revenue from this business segment rising 174% to $1,632,889 (50.6% of total revenue) when compared with $595,737 (15.4% of total revenue) in the previous year.  We anticipate impressive growth in compliance and disclosure reporting revenue to continue, and we have identified numerous opportunities that should allow us to leverage our core operational strengths in the future.”

"I am very excited about Issuer Direct and where we are headed,” added Balbirnie.  “Our technology platform has come together nicely, and we expect the power of our Disclosure Management System (DMS) to become more evident in coming quarters as we further strengthen our relationships with strategic partners and direct customers.”

"Following the acquisition of SEC Compliance Services in January 2012, Issuer Direct now performs services for over 500 corporate issuers, more than half of which are using our cloud-based technology platform to comply with XBRL reporting requirements,” continued Balbirnie. “As the SEC has mandated that all corporate issuers must file financial statements in XBRL with detail footnote tagging beginning with quarters ending after June 15, 2012, we foresee significant revenue opportunities in the second half of the current year from existing as well as new customers. At the end of 2011, the amount of revenue to be recognized in future quarters under existing contracts approximated $2 million. The majority of our annual contracts for XBRL services are expected to renew in the second half of 2012, thus enhancing the visibility of our revenue growth potential in the last half of this year and beyond.”

“We are particularly pleased with last year’s improvements in gross profit margins, as we have focused on our core service offerings such as XBRL, and we will continue to strive to improve margins further going forward,” stated Wes Pollard, Chief Financial Officer.  “Furthermore, we are satisfied that we have completely resolved our dispute with a former shareholder.  Thus, our 2012 operating results should not be burdened with further litigation expenses.”

Non-GAAP results

The Company reported non-GAAP net income for the year ended December 31, 2011 of $570,683 or $0.32 per share, compared with non-GAAP net income of $395,014, or $0.22 per share, in 2010. The 44% increase in non-GAAP net income during 2011 was primarily due to the exclusion of non-recurring litigation expenses in 2011 and the exclusion of the one-time income tax benefit recognized in 2010. Please refer to the attached reconciliations of non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations.  The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator of disclosure management solutions and cloud–based compliance technologies. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

The Issuer Direct logo is available here. (http://www.issuerdirect.com/upload/logo4.jpg)

Learn more about Issuer Direct today:

Financial Tear sheet	http://ir.issuerdirect.com/tearsheet/html/isdr
Request materials	http://ir.issuerdirect.com/isdr/request_materials

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2011, including but not limited to the discussion under "Risk Factors" therein, which the Company expects to file with the SEC later today, and which may be viewed at http://www.sec.gov.

For Further Information Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

RJ Falkner & Company, Inc.
Investor Relations Counsel
830.693.4400
info@rjfalkner.com

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$862,386	$504,713
Accounts receivable (net of allowance for doubtful accounts of $125,987 and $56,024, respectively)	361,191	175,336
Deferred project costs	76,106	-
Deferred income tax asset – current	135,000	102,400
Other current assets	35,093	16,581
Total current assets	1,469,776	799,030
Furniture, equipment and improvements, net	66,611	53,375
Deferred income tax asset – noncurrent	64,000	118,400
Other long-term assets	22,074	15,576
Intangible assets (net of accumulated amortization of $79,166 and $55,166, respectively)	109,029	93,029
Total assets	$1,731,490	$1,079,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$103,566	$65,570
Accrued expenses	39,324	34,918
Accrued litigation	130,000	-
Deferred revenue	177,708	51,382
Total current liabilities	450,598	151,870
Other long-term liabilities	69,287	19,810
Total liabilities	519,885	171,680
Commitments and contingencies (see Note 9)
Stockholders' equity:
Preferred stock, $1.00 par value, 30,000,000 shares authorized Series A, 60 shares designated, no shares issued and outstanding	-	-
Series B, 476,200 shares designated; no shares issued and outstanding	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 1,752,175 and 1,768,531 shares issued and outstanding, respectively	1,752	1,769
Additional paid-in capital	1,741,744	1,677,128
Accumulated deficit	(531,891)	(771,167)
Total stockholders' equity	1,211,605	907,730
Total liabilities and stockholders’ equity	$1,731,490	$1,079,410

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2011	2010

Revenues	$3,228,099	$3,860,513
Cost of services	1,391,967	2,509,416
Gross profit	1,836,132	1,351,097
Operating costs and expenses:
General and administrative	965,159	742,173
Sales and marketing	361,641	337,848
Impairment charges	-	4,000
Litigation	206,263	-
Depreciation and amortization	54,704	39,172
Total operating costs and expenses	1,587,767	1,123,193
Operating income	248,365	227,904
Interest income (expense), net	12,711	(19,298)
Net income before taxes	261,076	208,606
Income tax (expense) benefit	(21,800)	220,800
Net income	$239,276	$429,406
Income per share – basic	$0.14	$0.25
Income per share – diluted	$0.14	$0.24
Weighted average number of common shares outstanding – basic	1,757,329	1,740,710
Weighted average number of common shares outstanding – diluted	1,770,078	1,760,339

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2011	2010
Cash flows from operating activities
Net income	$239,276	$429,406
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	121,949	51,446
Depreciation and amortization	54,704	39,172
Deferred income taxes	21,800	(220,800)
Impairment charges	—	4,000
Non-cash interest expense	—	34,178
Stock-based expenses	101,144	116,245
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(307,804)	(74,713)
Decrease (increase) in deferred project costs and other assets	(101,116)	(6,714)
Increase (decrease) in accounts payable	37,996	(13,856)
Increase (decrease) in deferred revenue	126,326	51,382
Increase (decrease) in accrued expenses	183,883	8,839
Net cash provided by operating activities	478,158	446,297

Cash flows from investing activities
Purchase of intangible assets	(40,000)	—
Purchase of furniture, equipment, and improvements	(43,940)	(48,127)
Net cash used by investing activities	(83,940)	(48,127)

Cash flows from financing activities
Repurchase of common and preferred stock	(36,545)	(39,500)
Net cash used by financing activities	(36,545)	(39,500)

Net change in cash	357,673	358,670
Cash – beginning	504,713	146,043
Cash – ending	$862,386	$504,713

Supplemental disclosures:
Cash paid for interest	$28	$518
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Related party notes payable and accrued interest converted to common shares	$—	$59,666
Related party notes payable and accrued interest converted to preferred shares	$—	$27,780

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Year Ended December 31,
	2011		2010
	Amount	Per diluted share	Amount	Per diluted share
Net income	$239,276	$0.14	$429,406	$0.24
Adjustments:
Amortization of intangible assets and impairment charges (1)	24,000	0.01	27,333	0.02
Stock based compensation (2)	101,144	0.06	116,245	0.07
Former shareholder dispute (3)	206,263	0.11	-	0.00
Moving expenses (4)	-	0.00	8,652	0.00
Non-cash interest expense (5)	-	0.00	34,178	0.02
Income tax benefit (6)	-	0.00	(220,800)	(0.13)
Non-GAAP net income	$570,683	$0.32	$395,014	$0.22
_____________
(1)	The adjustments represent the amortization and impairment of intangible assets related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3)	The adjustments represent legal and settlement costs incurred to resolve a dispute by a former holder of Series A Preferred Stock.

(4)	The adjustments represent moving expenses incurred related to the relocation to our new headquarters in September 2010.

(5)
The adjustments represent non-cash interest expense incurred upon the conversion of notes payable into shares of the company for the value of the shares received in excess of the carrying value of the notes payable and accrued interest.

(6)	The adjustment represents a deferred tax benefit recognized at the end of 2010 as we reduced the valuation allowance on our deferred tax asset.